Business Wire Press Release Details:
DMS Announces Preliminary, Unaudited Third-Quarter Results; Updates Full-Year Guidance; Announces Cost-Reduction Initiative And Earnings Release Details

Subhead: None
Publication Date: TBA
Publication Time: TBA

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•DMS expects third-quarter results to be $106.5 - $107.5 million for GAAP revenue; $111 - $112 million for adjusted revenue; $5 - $6 million for net income; and $10 - $11 million for adjusted EBITDA.
•DMS adjusts 2021 full-year guidance to include the impact of macro trends; currently expects GAAP revenue of $421 - $431 million; adjusted revenue of $437 - $447 million; and adjusted EBITDA of $60 - $63 million.
•DMS announces cost reduction initiative expected to generate $8.4 million of annual savings and to be implemented by year-end 2021.
•The Company also announces third-quarter earnings release date of November 9, 2021, with conference call details below.
CLEARWATER, FL --(BUSINESS WIRE) -- Digital Media Solutions, Inc. (NYSE: DMS) announced preliminary, unaudited 2021 third-quarter results, which are expected to be $106.5 - $107.5 million for GAAP revenue; $111 - $112 million for adjusted revenue; $5 - $6 million net income; and $10 - $11 million for adjusted EBITDA.
“Top-line growth continued in the quarter, up 29% - 30% on a reported basis over the year-ago quarter, especially in our largest sector of insurance, despite some challenges,” stated Joe Marinucci, CEO of DMS. “We are proud of the initiatives put in place the past few months and our continued prioritization of our people, processes and technology -- especially important in today’s pandemic-focused environment with evolving macro environment trends. The auto insurance sector, for example, is experiencing an increasingly challenging environment after 70% of the top private auto insurers in America confronted deteriorating loss ratios, and we are seeing the effect on the marketing appetite of our auto insurance clients.”
As COVID-driven lockdowns came to an end and drivers returned to the roads, accidents increased and repair costs grew due to rising automobile prices plus supply and labor shortages. Insurance companies, in turn, mitigated costs, including reducing customer acquisition and advertising budgets for the remainder of 2021.

Meanwhile, the highly contagious Delta variant resulted in the U.S. experiencing its highest COVID increased to date during the third quarter. As a result, multiple associates working in the DMS Memphis-based call center battled symptoms, and parts of the call center went through quarantine periods, creating a decline in productivity. This, coupled with the effects of government employment programs, drove wage increases in order to stay competitive for talent.
Separately, as announced earlier this month, DMS launched Protect Health Insurance Agency as an approved agency to sell health insurance policies, with a focus on the Medicare market, launching ahead of the 2021 Annual Enrollment Period. This is an exciting strategic initiative, which provides DMS with access to the ~$30 billion Medicare distribution market. Start-up operating expenses were largely incurred in Q3, while revenue generation began in Q4.
“We made strategic decisions and investments in Q3,” noted Marinucci. “The strategic investments were designed to drive mid- and longer-term growth, including the recently announced launch of our Protect Health Insurance Agency, which is already generating revenue. But, as a result of these investments, plus the dramatic impact of COVID, the business experienced short-term revenue and non-recurring margin pressure in Q3.”
Additionally, during the third quarter, DMS launched an efficiency and cost-saving initiative that is expected to result in annual savings of $8.4 million once implemented prior to year-end. As of the end of September 2021, DMS had already taken action on annualized savings of $3.5 million as part of this effort. Initiatives include headcount reductions through the centralization of certain functions, efficiency improvements in technology vendor management and the elimination of redundant systems, resulting in a reduction in spend with some vendors and in-sourcing other capabilities.
DMS Updates Full-Year Guidance
DMS is also updating 2021 full-year guidance for GAAP and adjusted revenue to $421 - $431 million and $437 - $447 million, respectively, and for adjusted EBITDA to $60 - $63 million.
While anticipating continued auto insurance price compression, management remains optimistic about Q4, a seasonally significant quarter for the Company. Third-quarter investments in top-line growth initiatives and capabilities, combined with the efficiency and cost-saving initiative, position DMS well during the current quarter and beyond. DMS expects a robust health insurance enrollment period with solid performance in ecommerce and consumer finance during the fourth quarter.
Third-Quarter Earnings Call Details
DMS will release its third-quarter results before the U.S. stock market opens on Tuesday, November 9, 2021. The company will hold a conference call to discuss results at 8:30 a.m. (Eastern Time) that day.
The U.S. toll free dial-in for the conference call is 1-844-200-6205, and the international dial-in number is 1-929-526-1599. The access code is 898038. A live webcast of the conference call will be available on the investor relations page of the company's website at https://investors.digitalmediasolutions.com.
A replay will be available after the conclusion of the call on November 9, 2021 through November 16, 2021. The U.S. toll-free replay dial-in number is 1-866-813-9403, and the international replay dial-in number is 1-929-458-6194. The replay access code is 688744.
About Digital Media Solutions
Digital Media Solutions, Inc. (NYSE: DMS) is a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers within auto, home, health and life insurance plus a long list of top consumer verticals. The DMS first-party data asset, proprietary advertising technology, significant proprietary media distribution and data-driven processes help digital advertising clients de-risk their advertising spend while scaling their customer bases. Learn more at https://digitalmediasolutions.com.
Preliminary Financial Information
The preliminary financial information included in this press release is unaudited and is subject to completion of DMS’s quarter-end close procedures and further financial review. DMS has provided expected ranges, rather than specific amounts, because these results are preliminary and subject to change. Actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change and constitute forward-looking information and, as a result, are subject to risks and uncertainties. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), and they should not be viewed as indicative of our results for any future period. DMS’s independent registered public accountants have not audited, reviewed, compiled, or performed any procedures with respect to these estimated financial results and, accordingly, do not express an opinion or any other form of assurance with respect to these preliminary estimates.
Safe Harbor Statement
This press release includes “forward-looking statements'' within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. DMS’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements include, without limitation, DMS’s 2021 full-year guidance for GAAP revenue, adjusted revenue, and adjusted EBITDA, as well as statements regarding its future performance and its ability to implement its strategy. These statements are based on the beliefs and expectations of our management team from the information available at the time such statements are made. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. For additional information regarding such risks, see “Risk Factors'' in DMS’s Annual Report on Form 10-K/A and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Non-GAAP Financial Measures
In addition to providing financial measurements based on GAAP, this press release includes adjusted revenue and adjusted EBITDA, which are not prepared in accordance with GAAP. As further explained below, management believes that adjusted revenue and adjusted EBITDA provide useful information to investors and help explain and isolate the core operating performance of the business without regard to accounting treatments.
Limitations of Non-GAAP Measures. Financial measures that are not U.S. GAAP have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial information as reported under GAAP. Because of these limitations, management relies primarily on its GAAP results and uses non-GAAP financial measures only as a supplement.
Adjusted Revenue. Adjusted revenue is defined as net revenue as reported under GAAP, without regard to netting of costs applicable to revenues earned under contracts that are deemed to be entered into on an agency basis. Management believes that adjusted revenue provides useful information because, while the majority of our business consists of lead generation contracts which are accounted for on a gross basis, a portion of our agency managed services contracts are accounted for on a net basis. In light of these considerations, management believes that adjusted revenue provides useful information regarding operating performance across our business, without regard to the accounting treatment of individual contracts, and allows management to build forecasts on a consistent basis across the business. Management further uses adjusted revenue to compare the performance of divisions within the Company against each other and to isolate our core operating performance. Moreover, management expects that over time we will transition substantially all of our services to a principal relationship and as our contracts are either amended or new agreements are executed, this measure will help provide a basis for comparison of our business operations between different periods over time as we transition these services and related accounting for these contracts.

	Three Months Ended September 20, 2021
	Low End	High End
	(in thousands)
Adjusted (Non-GAAP)	$111,000	$112,000
Adjustments (1)	4,500	4,500
Reported (GAAP)	$106,500	$107,500
(1) Includes the gross up for certain Managed Services contracts that are presented net of costs under GAAP for the three months ended September 30, 2021
The above table represents management’s preliminary expected results as defined above in the preliminary financial information section.
Adjusted EBITDA. Adjusted EBITDA is used as a measure to assess our operating performance without regard to such items. Management believes that this measure provides useful information to investors regarding DMS’s operating performance and its capacity to incur and service debt and fund capital expenditures. DMS believes that this measure is used by many investors, analysts and rating agencies as a measure of performance. By reporting adjusted EBITDA, DMS provides a basis for comparison of our business operations between current, past and future periods by excluding items that DMS does not believe are indicative of our core operating performance.

	Three Months Ended September 20, 2021
	Low End	High End
	(U.S. Dollars in Thousands)
Net Income	$5,000	$6,000
Adjustments
Interest Expense	3,700	3,700
Depreciation and amortization	7,100	7,100
Change in fair value of warrant liabilities	(6,400)	(6,400)
Stock-based compensation	1,500	1,500
Acquisition costs (1)	(2,800)	(2,800)
Other expense (2)	1,100	1,100
Subtotal before additional adjustments	$9,200	$10,200
Additional adjustments
Pro Forma Cost Savings - Acquisitions (3)	800	800
Adjusted EBITDA	$10,000	$11,000
(1) Includes pre-acquisition transactions related to travel, professional, legal fees for recent acquisitions, and contingent consideration accretion.
(2)  Other expenses include lease termination costs due to office closures, severance and commission payments due to company reorganization, legal settlements, investor management fees, director fees, professional services associated with the set-up of employee benefits structure for a publicly traded company, and costs related to philanthropic initiatives.
(3)  This reflects remaining cost synergies expected as a result of full integration of our acquisitions.

The above table represents management’s preliminary expected results as defined above in the preliminary financial information section.
Reconciliations. The company is not providing a quantitative reconciliation of full-year 2021 adjusted EBITDA to the most comparable GAAP measure because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense.
Investor Contact:
Thomas Bock
(704) 412-8892
tbock@dmsgroup.com
Media Contact:
Carolyn Harding
(970) 796-0113
charding@dmsgroup.com
Source: Digital Media Solutions, Inc.